UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2014

Medizone International, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	2-93277-D (Commission File Number)	87-0412648 (IRS Employer Identification No.)

4000 Bridgeway, Suite 401, Sausalito, California 94965
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (415) 331-0303

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2014, Richard G. Solomon, a member of the Board of Directors of Medizone International, Inc., a Nevada corporation (the “Registrant”), submitted his resignation to pursue other interests, effective immediately.  The Board of Directors accepted Mr. Solomon’s resignation and thanked him for his many years of service to the Registrant as a director.  Mr. Solomon’s resignation is not due to any disagreements with the Registrant or any officer or director of the Registrant.

On October 7, 2014, the Board of Directors appointed Vincent C. Caponi to fill the vacancy created by the resignation of Mr. Solomon.  Mr. Caponi, age 64, currently serves as the Executive Chairman of the Board of Directors of St. Vincent Health located in Indianapolis, Indiana.  St. Vincent Health is a member of Ascension Health, the nation’s largest Catholic and not-for-profit health system.  Prior to assuming the Executive Board Chair position in July of 2013, Mr. Caponi served as the CEO of St.Vincent Health for 15 years and for four years as the Ministry Market Leader for Indiana and Wisconsin.  During this tenure, he led the integration of six critical access hospitals, St. John’s Health System in Anderson, the St. Vincent Heart Center of Indiana, St. Vincent Women’s Hospital, and St.Vincent Medical Group into a comprehensive health network.  Also, he oversaw the addition of the Peyton Manning Children’s Hospital at St. Vincent, Seton Specialty Hospital, St. Vincent Hospital Fishers, in addition to multiple joint ventures, program developments, hospital expansions, and affiliations with healthy providers and community partners.  Prior to joining St. Vincent Health, Mr. Caponi served as the President and CEO of St. Vincent’s Hospital in Birmingham, Alabama.  Earlier in his career he served as the President and CEO of St. Joseph Hospital in Augusta, Georgia, and as the President and CEO of United Memorial Hospital in Greenville, Michigan.  He also served as an Assistant Administrator at the Memorial Hospital in Owasso, Michigan.  Mr. Caponi holds an honorary doctorate in Business Administration from Marian University, a Master’s degree in Health Services Administration from Central Michigan, and a Bachelor of Arts from Xavier University.  He is on the board of directors of Xavier University, Indiana Hospital Association (past chair), the Indianapolis Symphony Orchestra (incoming chair), Central Indiana United Way (past chair), Little Sisters of the Poor, Indiana Health Information Exchange (chair), Indiana State Chamber of Commerce, and the American Heart Association – Midwest Affiliate.  He is a past board member of the Boy Scouts of America – Crossroads of America Council, Brebeuf Jesuit Preparatory School (past chair), and the Indiana Health Forum.

The Board of Directors also authorized a grant to Mr. Caponi of options to purchase 1,000,000 shares of the Registrant’s common stock at a price of $0.16 per share, which was the last sale price of the common stock on the date of grant.  The options vest on the first anniversary of the date of grant; provided, that the options will vest immediately in the event of the sale or a change in control of the Registrant prior to the anniversary date.  The options are exercisable for a period of five years from the date of grant.  The grant date fair value of the options was $140,497.

In making this appointment, the Board of Directors considered the extensive and successful experience of Mr. Caponi in the healthcare industry and his extensive management background to be of significance to the Registrant’s business plans.

Item 7.01  Regulation FD Disclosure

On October 8, 2014, the Registrant issued a press release announcing the resignation of Mr. Solomon as a director and the appointment of Mr. Caponi to fill the vacancy created by Mr. Solomon’s resignation.

A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

99.1  Press release announcing appointment of new director, October 8, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medizone International, Inc.

By:	/s/ Edwin G. Marshall
Edwin G. Marshall Chief Executive Officer

Date: October 9, 2014